DIANE D. DALMY
ATTORNEY AT LAW
8965 W. CORNELL PLACE
LAKEWOOD, COLORADO 80227
303.985.9324 (telephone)
303.988.6954 (facsimile)
ddalmy@earthlink.net
September 8, 2009

Writers’ Group Film Corp.
1752 East Avenue J  #266
Lancaster, CA  93535

Re: Registration Statement on Form S-8 Filed by Writers’ Group Film Corp.

Ladies and Gentlemen:

We have acted as counsel for Writers’ Group Film Corp., a Delaware corporation (the “Company”), in connection with the 2009 MANAGEMENT, CONSULTANTS AND ADVISORS “STOCK-FOR-SERVICES” PLAN for WRITERS’ GROUP FILM CORP., a Delaware corporation (the “Plan”). In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the 20,000,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share, that may be issued or delivered and sold pursuant to the Plan will be, when issued or delivered and sold in accordance with such Plan and agreements, validly issued, fully paid and nonassessable, provided that the consideration for such Shares is at least equal to the stated par value thereof.

The opinion expressed herein is limited to the Delaware Code, and we express no opinion as to the effect of the laws of any other jurisdiction. In addition, we have assumed that the resolutions authorizing the Company to issue or deliver and sell the Shares pursuant to the Plan will be in full force and effect at all times at which such Shares are issued or delivered or sold by the Company, and the Company will take no action inconsistent with such resolutions.

In rendering the opinion above, we have assumed that each award under the Plan will be approved by the Board of Directors of the Company or an authorized committee of the Board of Directors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to effect registration of the Shares to be issued and sold pursuant to the Plan under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

Diane D. Dalmy